Exhibit 4.1

Template 2019-07-16

Exhibit E

Registration Rights Agreement

(__________________________)

This Registration Rights Agreement (this “Agreement”) is entered into as of _________________, 2019 by F5 Finishes, Inc., a Delaware corporation (“F5 Finishes”), and each of the Shareholders listed on Annex I attached hereto (each a “Shareholder” and together the “Shareholders”).

Background

A. Each Shareholder owns the issued and outstanding capital stock or other equity interests of the company, as listed on Annex I to this Agreement next to each such Shareholder’s name. Collectively, all of the undersigned Shareholders own all of the issued and outstanding capital stock or other equity interests of all of the companies listed on Annex I (each a “Combining Company” and together the “Combining Companies”).

B. Concurrently with entering into this Agreement, F5 Finishes has closed the transactions contemplated under separate Combination Agreements, each dated as of ____________, 2019 (each a “Combination Agreement” and together, the “Combination Agreements”), by and among F5 Finishes, each one of the Combining Companies, and each such Combining Company’s respective Shareholder (or Shareholders), and pursuant to these transactions each Shareholder transferred his or her shares of stock or equity interests in his or her respective Combining Company to F5 Finishes and received in exchange cash, notes and shares of F5 Finishes common stock.

C. Concurrently with the closing of such transactions, as part of a single transaction, F5 Finishes has closed an underwritten initial public offering of shares of F5 Finishes common stock.

D. The shares of F5 Finishes common stock that each of the Shareholders received from F5 Finishes at the closing of the transactions under their respective Combination Agreements have not been registered under the Securities Act.

E. F5 Finishes has agreed to grant the registration rights set forth herein to all of the Shareholders in respect of the unregistered shares of F5 Finishes common stock that they received at the closing of the transactions subject to the terms and conditions of this Agreement and each of their respective Combination Agreements.

F. The parties are entering into this Agreement pursuant to Section 2.5(d) of the Combination Agreement.

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:

1.	Definitions

Certain capitalized terms used in this Agreement are defined in Exhibit A.

2.	Piggyback Registrations

(a) If at any time prior to ___________, 20__, F5 Finishes proposes to register any shares of its common stock under the Securities Act and the registration form to be used may be used for the registration of Registrable Shares (a “Piggyback Registration”), F5 Finishes shall promptly give written notice to all holders of Registrable Shares of its intention to effect the registration and shall include in the registration all Registrable Shares in respect of which F5 Finishes has received written requests for inclusion within twenty (20) days after receipt of F5 Finishes’ notice.

(b) If (i) the Piggyback Registration is an underwritten primary registration on behalf of F5 Finishes or an underwritten secondary registration on behalf of holders of F5 Finishes common stock (other than holders of Registrable Shares) and (ii) the managing underwriter or underwriters advise F5 Finishes in writing that in their opinion the number of Registrable Shares requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the number of Registrable Shares included in the registration will be reduced by the excess, allocating this reduction pro rata among the holders of the Registrable Shares requesting inclusion in the registration on the basis of the number of Registrable Shares that they have requested to be included in the registration.

(c) If (i) the Piggyback Registration is not an underwritten registration and (ii) F5 Finishes, in its judgment, determines that the number of Registrable Shares requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the number of Registrable Shares included in the registration will be reduced by the excess, allocating this reduction pro rata among the holders of the Registrable Shares requesting inclusion in the registration on the basis of the number of Registrable Shares that they have requested to be included in the registration.

(d) If (i) F5 Finishes has previously filed a registration statement in respect of Registrable Shares pursuant to this Section 2 and (ii) the previous registration has not been withdrawn or abandoned, F5 Finishes shall not file or effect any other registration of any shares of its common stock under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of its common stock, until a period of at least ninety (90) days has elapsed from the effective date of the previous registration.

(e) F5 shall pay the Registration Expenses of the participating holders of Registrable Shares in any Piggyback Registration.

3.	Holdback Agreements

(a) Each holder of Registrable Shares shall not effect any public sale or distribution (including sales pursuant to Rule 144) of shares of F5 Finishes common stock during the thirty (30) days prior to and the one hundred eighty (180) days following the effective date of any underwritten Piggyback Registration in which Registrable Shares are included (except as part of the underwritten registration), unless the underwriters managing the offering otherwise agree.

(b) F5 Finishes shall not effect any public sale or distribution of shares of its common stock during such period prior to and following the effective date of any underwritten Piggyback Registration as F5 Finishes and the underwriters managing the offering may agree.

4.	Registration Procedures

Whenever holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, F5 Finishes shall use commercially reasonable efforts to effect the registration and the sale of the Registrable Shares in accordance with the intended method of disposition. In this regard, F5 Finishes shall:

(a) prepare and file with the Securities and Exchange Commission a registration statement in respect of such Registrable Shares and use commercially reasonable efforts to cause the registration statement to become effective;

(b) prepare and file with the Securities and Exchange Commission any amendments and supplements to the registration statement and the prospectus that may be necessary to keep the registration statement effective for a period of not less than one hundred eighty (180) days, and comply with the provisions of the Securities Act in respect of the disposition of all shares of F5 Finishes common stock covered by the registration statement during this one hundred eighty (180)-day period in accordance with the intended methods of disposition described in the registration statement;

(c) notify each holder of Registrable Shares of the effectiveness of each registration statement filed under this Agreement;

(d) furnish to each participating holder of Registrable Shares the number of copies of the registration statement, each amendment and supplement, the prospectus included in the registration statement (including each preliminary prospectus) and any other documents that each holder reasonably may request in order to facilitate the disposition of the holder’s Registrable Shares;

(e) use commercially reasonable efforts to register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions as any participating holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the holder to consummate the disposition in those jurisdictions of the Registrable Shares that such participating holder owns, provided, however, F5 Finishes shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(f) notify each participating holder of Registrable Shares, at any time when a prospectus relating to those securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in the prospectus not misleading; and, at the request of any participating holder, F5 Finishes shall prepare a supplement or amendment to the prospectus so that, when delivered to purchasers of the Registrable Shares, the prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements in the prospectus not misleading;

(g) cause all Registrable Shares to be quoted on The NASDAQ Stock Market;

(h) provide a transfer agent and registrar for all such Registrable Shares no later than the effective date of the registration statement;

(i) enter into such customary agreements (including underwriting agreements in customary form) and take all other actions that holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Shares;

(j) make available for inspection by any participating holder of Registrable Shares, any underwriter participating in any disposition pursuant to the registration statement and any attorney, accountant or other agent retained by any holder of Registrable Shares or underwriter, all financial and other records, pertinent corporate documents and properties of F5 Finishes, and cause F5 Finishes’ officers, employees and independent accountants to supply all information reasonably requested by any such holder, underwriter, attorney, accountant or agent in connection with the registration statement;

(k) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to the participating holders of Registrable Shares, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of F5 Finishes’ first full calendar quarter after the effective date of the registration statement, which earnings statement must satisfy the provisions of Section 11(a) of the Securities Act and Rule 158; and

(l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of F5 Finishes common stock included in the registration statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order.

No holder of Registrable Shares will have any right to obtain or seek an injunction or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

5.	Registration Expenses

(a) All Registration Expenses shall be borne as provided in this Agreement, except that F5 Finishes shall, in any case, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expenses and fees for listing the securities to be quoted on The NASDAQ Stock Market.

(b) In connection with each Piggyback Registration, F5 Finishes shall reimburse the holders of Registrable Shares included in the registration for the reasonable fees and disbursements of one counsel chosen by the participating holders of a majority of the Registrable Shares included in the registration.

(c) To the extent that Registration Expenses are not required to be paid by F5 Finishes, each holder of Registrable Shares included in any registration under this Agreement shall pay those Registration Expenses allocable to the registration of the holder’s Registrable Shares so included, and any Registration Expenses not so allocable shall be borne by all participating holders of Registrable Shares included in the registration in proportion to the aggregate selling price of the Registrable Shares to be so registered.

6.	Indemnification

(a) To the extent permitted by law, F5 Finishes shall indemnify each holder of Registrable Shares, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any Violation, except insofar as the Violation is caused by or contained in any information furnished in writing to F5 Finishes by the holder expressly for use in a registration statement, prospectus, amendment, supplement or related document or is caused by the holder’s failure to deliver a copy of the registration statement or prospectus or any amendment or supplements after F5 Finishes has furnished the holder with a sufficient number of copies. In connection with an underwritten offering, F5 Finishes shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent provided in this Section 6(a) in respect of the indemnification of holders of Registrable Shares.

(b) In connection with any registration statement in which a holder of Registrable Shares is participating, the holder shall furnish to F5 Finishes in writing such information and affidavits as F5 Finishes reasonably requests for use in connection with the registration statement or prospectus and, to the extent permitted by law, shall indemnify F5 Finishes, its directors and officers and each Person who controls F5 Finishes (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any Violation to the extent that the Violation is caused by or contained in any information furnished in writing to F5 Finishes by the holder expressly for use in a registration statement, prospectus, amendment, supplement or related document. This obligation to indemnify is individual, not joint and several, for each holder and is limited to the net amount of proceeds received by the holder from the sale of Registrable Shares pursuant to the registration statement.

(c) Any Person entitled to indemnification under this Section 6 shall give prompt written notice to the indemnifying party of any claim in respect of which the Person seeks indemnification, provided, however, that the failure to give prompt notice will not impair any Person’s right to indemnification to the extent that the failure has not prejudiced the indemnifying party. Unless in the indemnified party’s reasonable judgment a conflict of interest between the indemnified and indemnifying parties may exist in respect of the claim for indemnification, the indemnified party shall permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the defense of the claim is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without the indemnifying party’s consent, which consent the indemnifying party shall not unreasonably withhold. An indemnifying party who is not entitled to, or who elects not to, assume the defense of a claim for indemnification shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party in respect of the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any of the other indemnified parties with respect to the claim. The indemnification under this Section 6 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of the indemnified party and will survive the transfer of securities.

7.	Participation in Underwritten Registration

No Person may participate in any underwritten Piggyback Registration pursuant to this Agreement unless the Person (a) agrees to sell securities on the basis provided in the underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of the underwriting arrangements. In no event, however, shall a holder of Registrable Shares included in any underwritten Piggyback Registration be required to make any representations or warranties to F5 Finishes or the underwriters (other than representations and warranties regarding the holder and the holder’s intended method of distribution) or to undertake any indemnification obligations to F5 Finishes or the underwriters except as otherwise provided in Section 6.

8.	Notices

(a) All Notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, facsimile or personal delivery, as follows: (i) if to the Shareholder, to or in care of, the address as it appears on the shareholder register of F5 Finishes; and

(ii) If to F5 Finishes, to:

F5 Finishes, Inc.

___________________________

___________________________

Attention: ________________

Fax: _____________________

with a required copy to:

Johnson and Colmar

600 Dundee Road, Suite 225

Northbrook, Illinois 60062-2762

Attention: Ms. Robin Friedman

Fax: (312) 922-1980

(b) A Notice sent by certified or registered mail shall be considered to have been given three (3) Business Days after being deposited in the mail. A Notice sent by overnight courier service, facsimile or personal delivery shall be considered to have been given when actually received by the intended recipient. A Party may change its address for purposes of this Agreement by Notice in accordance with this Section 8.

9.	Assignment

No Party may assign any of its rights under this Agreement without the prior written consent of F5 Finishes and holders of a majority of the Registrable Shares.

10.	Waiver

The failure or any delay by any Party in exercising any right under this Agreement or any document referred to in this Agreement will not operate as a waiver of that right, and no single or partial exercise of any right will preclude any other or further exercise of that right or the exercise of any other right. All waivers must be in writing and signed by the Party to be charged with the waiver, and no waiver that may be given by a Party will be applicable except in the specific instance for which it is given.

11.	Amendment

This Agreement may not be amended except by a written agreement signed by F5 Finishes and holders of a majority of the Registrable Shares.

12.	Entire Agreement

This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes, together with Annex I and Exhibit A, a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.

13.	Construction

All references in this Agreement to “Section” or “Sections” refer to the corresponding section or sections of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. The captions of sections of this Agreement are for convenience only and do not affect the construction or interpretation of this Agreement.

14.	Severability

The invalidity or unenforceability of any term or provision, or part of any term or provision, of this Agreement shall not affect the validity and enforceability of the other terms and provisions of this Agreement, and this Agreement shall be construed in all respects as if the invalid or unenforceable term or provision, or part, had been omitted.

15.	Counterparts

This Agreement may be signed in any number of counterparts, including by facsimile or portable document format (pdf), all of which together shall constitute one and the same instrument.

16.	Governing Law

This Agreement shall be governed by the internal Laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other state) that would cause the laws of any state other than the State of Delaware to govern this Agreement.

17. Binding Effect

This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective heirs, legal representatives, successors and permitted assigns.

[The rest of this page is intentionally blank. The Parties’ signatures appear on the following page.]

Template 2019-07-16

In witness whereof, the Parties have executed this Agreement as of the date first set out above.

F5 Finishes, Inc.

By:	__________________________________
Name: ____________________________
Title: ____________________________

Shareholders:

_____________________________________
Printed Name: __________________________

_____________________________________
Printed Name: __________________________

_____________________________________
Printed Name: __________________________

_____________________________________
Printed Name: __________________________

_____________________________________
Printed Name: __________________________

_____________________________________
Printed Name: __________________________

_____________________________________
Printed Name: __________________________

Exhibit A
to Piggyback Registration Rights Agreement

Definitions

“Affiliate” means, in respect of any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Business Day” means any day other than a Saturday, Sunday or federal legal holiday.

“Combining Company” and “Combining Companies” are defined in Paragraph A of the Background section.

“Combination Agreement” and “Combination Agreements” are defined in Paragraph B of the Background section.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“F5 Finishes” means F5 Finishes, Inc., a Delaware corporation.

“Notice” means any notice, demand, charge, complaint or other communication from any Person.

“Party” means any one of F5 Finishes or any one of the Shareholders, and “Parties” means, as the context requires, any two or more of the Shareholders or F5 Finishes on the one hand and any one or more of the Shareholders on the other.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity.

“Piggyback Registration” is defined in Section 2(a).

“Registrable Shares” means (i) any shares of F5 Finishes common stock issued and delivered to the Shareholders at the closing of the Combination Agreements and (ii) any shares of F5 Finishes common stock issued as a dividend or distribution in respect of, or in exchange for or replacement of, any shares of F5 Finishes common stock described in clause (i). Any Registrable Shares shall cease to be Registrable Shares if and when they cease to be held by the initial holder of those shares or an Affiliate of the initial holder. A list of the initial holders of Registrable Shares and the number of Registrable Shares held by each of them is attached as Annex A.

A-1

“Registration Expenses” means all expenses incident to F5 Finishes’ performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for F5 Finishes and all independent certified public accountants, underwriters (excluding discounts, commissions and underwriters’ counsel fees) and other Persons retained by F5 Finishes.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder” means each of owners of stock or other equity interests in a Combining Company who is a signatory hereto, and “Shareholders” means all of the owners and other equity interest owners of the Combining Companies collectively.

“Violation” means any of the following statements, omissions or violations: (a) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any related preliminary or final prospectus, any amendment or supplement, or any document filed under state securities or “blue sky” laws, (b) the omission or alleged omission to state a material fact required to be stated in any such registration statement, prospectus, amendment, supplement or document or necessary to make the statements in any such registration statement, prospectus, amendment, supplement or document not misleading, or (c) any violation or alleged violation by F5 Finishes of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

A-2

 Template 2019-07-16

Annex I
to Piggyback Registration Rights Agreement

Registrable Shares

Holders of Registrable Shares	Number of Registrable Shares Held	Shareholder’s Combing Company
1.
2.
3.
4.
5.
6.
7.

 Annex 1-1